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                                                                    EXHIBIT 24.2

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Douglas Armstrong and Todd E. Simpson, or either of them, as his attorney-in-fact, each with full power of substitution for him in any and all capacities, to sign any and all amendments to this registration statement, including, but not limited to, post-effective amendments and any and all new registration statements filed pursuant to Rule 462 under the Securities Act of 1933 in connection with or related to the offer contemplated by this registration statement, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.


        Signature               Title                   Date
        ---------               -----                   ----

/s/  Mary L. Campbell          Director             July 28, 1998
----------------------
     Mary L. Campbell